Exhibit 99.1

BRE/St. Francis L.L.C.

Financial Statements

December 31, 2005

Report of Independent Auditors

To the Members of

BRE/St. Francis L.L.C.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in members’ equity and of cash flows present fairly, in all material respects, the financial position of BRE/St. Francis L.L.C. (the “Company”) at December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

San Francisco, CA

August 8, 2006

BRE/St. Francis L.L.C.

Balance Sheet

December 31, 2005

(In Thousands)

Assets
Current assets
Cash and cash equivalents	$9,180
Accounts receivable (net of allowance for doubtful accounts of $92)	7,523
Due from affiliate and other related parties	128
Inventories	1,434
Prepaid expenses and other assets	1,635

Total current assets	19,900
Restricted cash	564
Due from affiliate and other related parties	450
Property and equipment (net of accumulated depreciation of $69,874)	227,026
Deferred financing costs (net of accumulated amortization of $2,858)	898
Deferred leasing costs (net of accumulated amortization of $540)	77

Total assets	$248,915

Liabilities and Members’ Equity
Current liabilities
Accounts payable and accrued expenses	$12,489
Subordinated incentive fees	19,332
Due to affiliate and other related parties	737
Advance deposits	2,622

Total current liabilities	35,180
Notes payable	173,000

Total liabilities	208,180
Members’ equity	40,735

Total liabilities and members’ equity	$248,915

The accompanying notes are an integral part of these financial statements.

BRE/St. Francis L.L.C.

Statement of Operations

Year Ended December 31, 2005

(In Thousands)

Revenues:
Rooms	$64,182
Food and beverage	42,859
Other hotel operating revenue	18,600

Total revenues	125,641

Operating Costs and Expenses:
Rooms	21,090
Food and beverage	34,098
Other departmental expenses	10,838
Management fees	9,292
Other hotel expenses	24,207
Depreciation and amortization	14,418

Total operating costs and expenses	113,943

Operating income	11,698

Interest expense	(8,529)

Net Income	$3,169

The accompanying notes are an integral part of these financial statements.

BRE/St. Francis L.L.C.

Statement of Changes in Members’ Equity

Year Ended December 31, 2005

(In Thousands)

	BRE/St Francis Mezzaanine, L.L.C	BRE/St Francis Newco, L.L.C	Total
Balance at December 31, 2004	$65,311	$328	$65,639
Distributions	(27,933)	(140)	(28,073)
Net income	3,153	16	3,169

Balance at December 31, 2005	$40,531	$204	$40,735

The accompanying notes are an integral part of these financial statements.

BRE/St. Francis L.L.C.

Statement of Cash Flows

Year Ended December 31, 2005

(In Thousands)

Operating Activities:
Net income	$3,169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,418
Amortization of deferred financing costs	549
Increase in accounts receivable	(2,950)
Increase in deferred leasing costs	(129)
Increase in due from affiliate and other related parties	(249)
Increase in inventories	(330)
Decrease in prepaid expenses and other assets	514
Increase in accounts payable and accrued expenses	1,714
Increase in subordinated incentive fees	5,290
Decrease in due to affiliate and other related parties	(658)
Increase in advance deposits	227

Net cash provided by operating activities	21,565

Investing Activities:
Capital expenditures	(5,490)
Decrease in restricted cash	1,035

Net cash used in investing activities	(4,455)

Financing Activities:
Proceeds from notes payable	13,000
Payment of deferred financing costs	(1,022)
Payment of interest rate cap	(29)
Distributions to members	(28,073)

Net cash used in financing activities	(16,124)

Net change in cash and cash equivalents	986
Cash and cash equivalents, beginning of year	8,194

Cash and cash equivalents, end of year	$9,180

Cash Paid For:
Interest	$(7,387)

The accompanying notes are an integral part of these financial statements.

BRE/St. Francis L.L.C.

Notes to Financial Statements

December 31, 2005

1.	Organization

BRE/St. Francis L.L.C. (the “Company”) is a Delaware limited liability company registered on December 21, 1999. The limited liability company agreement (the “Agreement”) is dated April 26, 2001. The Company was formed to acquire and operate real property located in downtown Union Square, San Francisco, California, commonly known as the Westin St. Francis Hotel (the “Hotel” or “Property”). The Company will terminate on or before December 31, 2050.

The Property is a 1,192-room (unaudited) hotel comprising two high-rise structures totaling 1.45 million (unaudited) square feet and a three-level garage with approximately 225 parking spaces (unaudited).

The management and control of the Company is vested solely in BRE/St. Francis Newco, L.L.C. as the managing member (the “Managing Member”).

The members were required to make initial capital contributions as follows:

BRE/St. Francis Mezzanine, L.L.C. (“Non-Managing Member”)	$75,400,638
BRE/St. Francis Newco, L.L.C.	378,898

Net income of the Company is allocated among the members in proportion to their respective sharing percentages. Distributions are to be made to members based on their respective sharing percentages. As of December 31, 2005, the respective sharing percentages between the non-managing member and the managing member were 99.5% and .5%, respectively. Generally, no member is individually liable for any debt or obligations of the Company.

2.	Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Uses of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid, short-term investments with maturities of three months or less at the date of purchase to be cash and cash equivalents.

Restricted Cash

Restricted cash consists of a repair reserve, a tax escrow reserve, and an insurance escrow reserve.

BRE/St. Francis L.L.C.

Notes to Financial Statements

December 31, 2005

In accordance with the Agreement with the Managing Member, the Company is required to maintain the following reserve accounts:

Repair Reserve

The purpose of the repair reserve is to fund replacements to, and additions of, property improvements, adjacent grounds, furniture, fixtures, and equipment. The repair reserve is funded with an amount equal to 4% of Gross Revenues, as defined, on a monthly basis for the initial term of the loan, and 5% of Gross Revenues, as defined, on a monthly basis during the extension period, if any. Since there was a substantial amount spent on capital improvements, there was a zero balance in the repair reserve at December 31, 2005.

Tax and Insurance Escrow Reserve

The tax and insurance escrow reserve was established for the payment of real estate taxes and property insurance premiums. The balance of the tax escrow reserve at December 31, 2005 was $328,033. The balance of the insurance escrow reserve at December 31, 2005 was $235,909.

Allowance for Doubtful Accounts

The Company provides an allowance for losses on receivables based on a review of the current status of existing receivables and the historical collection experience. Receivables are charged to the allowance accounts when the accounts are deemed uncollectible. As of December 31, 2005 no amounts were deemed uncollectible.

Inventories

China, glassware, and silverware are valued at the cost of original stock. All subsequent acquisitions are expensed in the period purchased.

Inventory, consisting of provisions and supplies, is stated at the lower of cost or market value determined using the first in, first out method.

Property and Equipment, Net

Property and equipment, net represents land, building and improvements, fixtures, furniture and equipment which are stated at cost. The cost of additions, alterations, and improvements are capitalized. Expenditures for repairs and maintenance are expensed as incurred.

Depreciation is computed on the straight line basis over the estimated useful lives of the assets (as follows):

Building and improvements	40 years
Furniture, fixtures and equipment	5 –10 years

BRE/St. Francis L.L.C.

Notes to Financial Statements

December 31, 2005

Impairment of Long Lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount. Impairment losses are calculated as the difference between the asset’s cost basis and its estimated fair value. Any write-down in basis would represent the new cost. As an impairment analysis is based on estimated amounts, these estimates are subject to change. The Company did not recognize an impairment charge for the year ended December 31, 2005.

Deferred Financing Costs

Deferred financing costs are recorded at cost and amortized over the term of the note payable using the straight line method, which approximates the effective interest method. Accumulated amortization of deferred financing costs was $2,858,266 at December 31, 2005. The Company incurred amortization expense related to deferred financing costs of $549,362 in 2005, which is included in interest expense. As discussed in Note 4, the Company refinanced its outstanding debt during 2005. The fees associated with the refinancing transaction, along with the existing unamortized fees, are amortized over the term of the new note payable.

Deferred Leasing Costs

Deferred leasing costs consist of fees and direct costs incurred to initiate and renew operating leases and are amortized on a straight line basis over the related lease term. As of December 31, 2005, accumulated amortization of deferred leasing costs was $540,419. The Company incurred amortization expense related to deferred leasing costs of $104,651 in 2005.

Revenue Recognition

Room revenues are recognized when the services have been rendered; these are therefore recognized on a day to day basis.

Revenue from the sale of food and beverages is recognized when the items have been delivered.

Rental revenue is recognized on a straight line basis over the terms of the related leases. Prepaid expenses and other assets include $262,062 at December 31, 2005, of rent recognized on the straight line basis in excess of amounts due from tenants under the terms of the leases.

Allocation of Profits and Losses

Net income of the Company is allocated among the members in proportion to their respective sharing percentages. Distributions are to be made to members based on their respective sharing percentages.

Advance Deposits

The Company defers advances received for group reservations and weddings. The Company will recognize revenue when occupancy or the event occurs.

Interest Rate Cap Agreement

The Company recognizes derivatives as either assets or liabilities on the balance sheet and measures those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation.

BRE/St. Francis L.L.C.

Notes to Financial Statements

December 31, 2005

The Company entered into an interest cap agreement on May 2, 2005 with IXIS Financial Products, Inc. with a termination date of June 15, 2007 and a notional amount of $173,000,000. The Company’s interest rate cap agreement provides protection if the one month LIBOR rate exceeds 6.75% and has been classified as trading. Accordingly, the Company has recognized the entire movement in the fair market value of the cap ($5,771 at December 31, 2005) since inception in earnings for the period ended December 31, 2005.

Derivative financial instruments contain an element of risk such that counterparties may be unable to meet the terms of such agreements. The Company minimizes its risk exposure by limiting the counterparties to major banks and investment bankers who meet established credit and capital guidelines.

Marketing and Advertising Expenses

Marketing and advertising costs are expensed as incurred. The Company incurred marketing and advertising costs of $6,953,873 for the year ended December 31, 2005. The amounts are included in other hotel expenses in the accompanying statement of operations.

Concentration of Credit Risk

The Company invests cash primarily in deposits and money market funds with commercial banks. Balances may exceed the maximum coverage provided by the Federal Deposit Insurance Corporation on insured depositor accounts. To date, the Company has not experienced any losses on its invested cash. Management of the Company performs ongoing credit evaluations of its commercial tenants and requires certain of these tenants to provide security deposits. Although these security deposits are insufficient to meet the terminal value of a tenant’s lease obligation, they are a measure of good faith and a source of funds to offset the potential economic costs associated with lost rent and with re-leasing the space.

Income Taxes

The Company has elected to be taxed as a Partnership and, accordingly, all income tax liabilities flow through to its members. Therefore, no federal or state income tax provision is provided in the accompanying statement of operations. Each member is responsible for reporting its allocable share of the Company’s income, deductions, gains, losses, and credits.

New Accounting Standards

In March 2005, the FASB issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations – an interpretation of FASB Statement No. 143 (“FIN 47”). FIN 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, Accounting for Asset Retirement Obligations , refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective for the fiscal year ending December 31, 2005. The adoption of FIN 47 did not have a material impact on the Company’s financial position, results of operations or cash flows.

BRE/St. Francis L.L.C.

Notes to Financial Statements

December 31, 2005

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (“SFAS No. 154”). SFAS No. 154 eliminates the requirement in Accounting Principles Board Opinion No. 20, Accounting Changes, to include the cumulative effect of a change in accounting principle in the income statement in the period of the change. Changes in accounting principle should be retrospectively applied by applying the new accounting principle as of the beginning of the first period presented as if that principle had always been used. SFAS No. 154 is effective for fiscal years beginning after December 15, 2005. The partnership does not believe that the adoption of SFAS No. 154 will have a material effect on its financial statements.

3.	Property and Equipment, Net

At December 31, 2005, property and equipment, net consists of the following:

Land	$70,885,046
Buildings and improvements	146,923,641
Furniture, fixtures and equipment	79,091,725

Total property and equipment	296,900,412
Less accumulated depreciation	(69,874,707)

Net property and equipment	$227,025,705

Real estate tax expense for the year ended December 31, 2005 was $3,951,649. In 2005 the Company received $4,875,138 in refunds as a result of tax appeals, which has been recorded in other hotel operating revenue in the statement of operations.

4.	Notes Payable

As of December 31, 2001, the Company had a mortgage loan with Bank of America (BOA) with an original principal amount of $177 million. The loan bore interest at LIBOR plus 2.64% payable monthly through May 1, 2003. Commencing June 1, 2001, the mortgage required monthly payments of principal based upon the original principal of $177 million, amortized monthly over a 25 year period at an interest rate of 9.25%. The loan was secured by a deed of trust on the Property, a security agreement, and assignment of rents and leases to the lender.

On November 1, 2002, the Company refinanced its loan with BOA, reducing the original principal balance from $177 million to $160 million. After refinancing, the loan bore interest at LIBOR plus 1.98%, with interest only payable monthly through November 1, 2004 (“Maturity Date”). The Company had the option to extend the Maturity Date of the loan for three 12 month periods subject to the terms defined. In November 2004, the Company extended the loan through the initial extension period of November 1, 2005.

BRE/St. Francis L.L.C.

Notes to Financial Statements

December 31, 2005

In May of 2005, the Company refinanced its loan with BOA. The principal amount was increased from $160 million to $173 million after refinancing. The new loan with BOA bears an interest rate of LIBOR plus 1.04%, with interest only payable through the May 2007 maturity date.

The loan is secured by a deed of trust on the Property, a security agreement, and assignment of rents and leases to the lender.

The effective interest rate on this loan at December 31, 2005 was 5.34%.

Pursuant to the loan agreement, no further debt is allowed to be entered into until the principal and unpaid interest has been completely repaid.

The BOA loan provides for excess cash flow, as defined, to be distributed to the Company, subject to certain debt service coverage calculations, which commences on or after January 1, 2006.

5.	Leases

The Company has a number of tenants that occupy retail outlets in the Property. Future minimum rentals to be received under noncancelable tenant leases as of December 31, 2005, are as follows:

2006	$4,586,000
2007	4,724,000
2008	4,865,000
2009	5,011,000
2010	5,161,583
Thereafter	10,792,355

$35,139,938

Minimum future rentals do not include tenant reimbursements, which are to be paid based on building operating costs. Certain lease agreements are on a month to month basis and are excluded from the table above.

6.	Transactions With the Management Company

On April 26, 2001 (commencement of operations), the Company entered into an assignment and assumption of the Agreement with the former owner of the Property, the Westin St. Francis L.P. Pursuant to the Agreement, the Company pays an affiliate of the Starwood Group (the “Management Company”), a base hotel management fee of 3.5% of Gross Revenues, as defined, and an incentive management fee equal to 20% of EBITDA, as defined, after deduction of capital and other expenditures. Further, the Company pays a marketing fee equal to 1.5% of Gross Revenues and a reservation fee equal to 0.80% of room revenues to the Management Company.

For the year ended December 31, 2005, the Company incurred the following fees to the Management Company: management fees of $4,002,445; incentive management fees of $5,290,024; marketing fees of $1,650,191; and reservation fees of $512,219.

BRE/St. Francis L.L.C.

Notes to Financial Statements

December 31, 2005

Members of the hotel management team (and Starwood employees) earned performance bonuses of $254,533 for the year ended December 31, 2005, included in other hotel expenses in the accompanying statement of operations.

The payment of the incentive management fee to the Management Company is subordinate to debt service (principal and interest), payment of all capital expenditures, and the members receiving a $9,236,394 preferred return. The unpaid incentive management fees accrue without interest but are due upon the sale of the Property. At December 31, 2005, the unpaid incentive management fees were $19,331,683, and are included in subordinated incentive fees.

As of December 31, 2005, other amounts payable to the Management Company included management fees of $352,798; marketing fees of $151,226; and reservation fees of $27,917. Amounts payable to the Management Company are included in due to affiliate and other related parties.

7.	Commitments and Contingencies

Environmental matters

The Company monitors the Property for the presence of hazardous or toxic substances. The Company is not aware of any environmental liability with respect to the Property that would have a materially adverse effect on the financial position, result of operations, or cash flows of the Company. There can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have a materially adverse effect on the financial position, results of operations, or cash flows of the Company.

General uninsured losses

The Company carries comprehensive liability, fire, flood, and environmental insurance with policy specifications, limits and deductibles customarily carried for similar properties. There are, however, certain types of extraordinary losses that may be either uninsurable or not economically insurable. Should an uninsured loss occur, the Company could lose its investment in, and anticipated profits and cash flows from the Property.

8.	Transactions with Related Parties

During 2000, the Company paid a financing cost of $405,369 for a loan on behalf of one of the members. Additionally, during 2002, the Company paid a financing cost of $45,051 on behalf of one of the members. The amounts are non-interest bearing and were unpaid at December 31, 2005, and are included in due from affiliate and other related parties.

On February 19, 2004, the Company made an interest bearing loan to an executive chef of the Hotel for an amount of $180,000 to assist the executive chef in setting up a theme restaurant located inside the Hotel. Interest accrues at the lower of LIBOR plus 1.0% (approximately 5.3% at December 31, 2005) or the maximum rate allowed by law, and is compounded annually. The principal balance, including all accrued interest, is due on November 19, 2008.

9.	Subsequent Events

On June 1, 2006 the Company sold the Hotel to a subsidiary of Strategic Hotels & Resorts, Inc. for cash of $440,000,000. Simultaneously, the Company used a portion of the proceeds to repay the loan payable balance.

BRE/ST. FRANCIS L.L.C.

UNAUDITED BALANCE SHEET

(In Thousands)

March 31, 2006
Assets
Current assets
Cash and cash equivalents	$3,843
Accounts receivable (net of allowance for doubtful accounts of $92)	6,479
Due from affiliate and other related parties	129
Inventories	1,457
Prepaid expenses and other assets	1,745

Total current assets	13,653
Restricted cash	739
Due from affiliate and other related parties	450
Property and equipment (net of accumulated depreciation of $73,517)	226,013
Deferred financing costs (net of accumulated amortization of $1,046)	786
Deferred leasing costs (net of accumulated amortization of $591)	331

Total assets	$241,972

Liabilities and Members’ Equity
Current liabilities:
Accounts payable and accrued expenses	$8,702
Subordinated incentive fees	16,763
Due to affiliate and other related parties	532
Advanced deposits	2,963

Total current liabilities	28,960
Notes payable	173,000

Total liabilities	201,960
Members’ equity	40,012

Total liabilities and members’ equity	$241,972

The accompanying notes to the unaudited condensed financial

statements are an integral part of these statements.

BRE/ST. FRANCIS L.L.C.

UNAUDITED STATEMENTS OF OPERATIONS

(In Thousands)

	Three Months Ended March 31,
	2006	2005
Revenues:
Rooms	$15,158	$14,126
Food and beverage	11,393	10,032
Other hotel operating revenue	3,420	3,155

Total revenues	29,971	27,313

Operating Costs and Expenses:
Rooms	5,016	5,180
Food and beverage	9,009	8,679
Other departmental expenses	2,537	2,394
Management fees	2,508	2,037
Other hotel expenses	5,125	5,489
Depreciation and amortization	3,693	3,586

Total operating costs and expenses	27,888	27,365

Operating income (loss)	2,083	(52)

Interest expense	(2,492)	(1,876)

Net Loss	$(409)	$(1,928)

The accompanying notes to the unaudited condensed financial

statements are an integral part of these statements.

BRE/ST. FRANCIS L.L.C.

UNAUDITED STATEMENTS OF CASH FLOWS

(In Thousands)

	Three Months Ended March 31,
	2006	2005
Operating Activities:
Net loss	$(409)	$(1,928)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,693	3,586
Amortization of deferred financing costs	112	108
Decrease (increase) in accounts receivable	1,044	(1,350)
Increase in deferred leasing costs	(305)	—
Increase in due from affiliate and other related parties	—	(233)
Decrease (increase) in inventories	23	(90)
(Increase) decrease in prepaid expenses and other assets	(156)	11
(Decrease) increase in subordinated incentive fees	(2,569)	1,171
(Decrease) increase in accounts payable and accrued expenses	(3,788)	1,438
Increase in advance deposits	341	286
Decrease in due to affiliate and other related parties	(204)	(594)

Net cash (used in) provided by operating activities	(2,218)	2,405

Investing Activities:
Capital expenditures	(2,629)	(836)
Increase in restricted cash	(175)	(1,692)

Net cash used in investing activities	(2,804)	(2,528)

Financing Activities:
Distributions to members	(315)	(1,056)

Net cash used in financing activities	(315)	(1,056)

Net change in cash and cash equivalents	(5,337)	(1,179)
Cash and cash equivalents, beginning of period	9,180	8,194

Cash and cash equivalents, end of period	$3,843	$7,015

Cash Paid For:
Interest	$(1,686)	$(1,768)

The accompanying notes to the unaudited condensed financial

statements are an integral part of these statements.

BRE/ST. FRANCIS L.L.C.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.	ORGANIZATION

BRE/St. Francis L.L.C. (the “Company”) is a Delaware limited liability company registered on December 21, 1999. The limited liability company agreement (the “Agreement”) is dated April 26, 2001. The Company was formed to acquire and operate real property located in downtown Union Square, San Francisco, California, commonly known as the Westin St. Francis Hotel (the “Hotel” or “Property”). The Company will terminate on or before December 31, 2050.

The Property is a 1,192-room (unaudited) hotel comprising two high-rise structures totaling 1.45 million (unaudited) square feet and a three-level garage with approximately 225 parking spaces (unaudited).

The management and control of the Company is vested solely in BRE/St. Francis Newco, L.L.C. as the managing member (the “Managing Member”).

The members were required to make initial capital contributions as follows:

BRE/St. Francis Mezzanine, L.L.C. (“Non-Managing Member”)	$75,400,638
BRE/St. Francis Newco, L.L.C.	378,898

Net income (loss) of the Company is allocated among the members in proportion to their respective sharing percentages. Distributions are to be made to members based on their respective sharing percentages. As of March 31, 2006, the respective sharing percentages between the non-managing member and the managing member were 99.5% and .5%, respectively. Generally, no member is individually liable for any debt or obligations of the Company.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying unaudited condensed financial statements have been prepared pursuant to rules and regulations of the Securities and Exchange Commission and, therefore, do not include all information and footnote disclosures normally included in audited financial statements. In the opinion of management, the accompanying financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the Company and its results of operations and cash flows for the interim periods presented. The Company believes the disclosures made are adequate to prevent the information presented from being misleading. However, the financial statements should be read in conjunction with the Company’s financial statements as of December 31, 2005 and notes thereto which are included elsewhere in this Form 8-K.

Uses of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid, short-term investments with maturities of three months or less at the date of purchase to be cash and cash equivalents.

Restricted Cash

Restricted cash consists of a repair reserve, a tax escrow reserve, and an insurance escrow reserve.

BRE/ST. FRANCIS L.L.C.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

In accordance with the Agreement with the Managing Member, the Company is required to maintain the following reserve accounts:

Repair Reserve

The purpose of the repair reserve is to fund replacements to, and additions of, property improvements, adjacent grounds, furniture, fixtures, and equipment. The repair reserve is funded with an amount equal to 4% of Gross Revenues, as defined, on a monthly basis for the initial term of the loan, and 5% of Gross Revenues, as defined, on a monthly basis during the extension period, if any. Since there was a substantial amount spent on capital improvements, there was a zero balance in the repair reserve at March 31, 2006.

Tax and Insurance Escrow Reserve

The tax and insurance escrow reserve was established for the payment of real estate taxes and property insurance premiums. The balance of the tax escrow reserve at March 31, 2006, was zero. The balance of the insurance escrow reserve at March 31, 2006 was $739,000.

Allowance for Doubtful Accounts

The Company provides an allowance for losses on receivables based on a review of the current status of existing receivables and the historical collection experience. Receivables are charged to the allowance accounts when the accounts are deemed uncollectible. As of March 31, 2006, no amounts were deemed uncollectible.

Inventories

China, glassware, and silverware are valued at the cost of original stock. All subsequent acquisitions are expensed in the period purchased.

Inventory, consisting of provisions and supplies, is stated at the lower of cost or market value determined using the first in, first out method.

Property and Equipment, Net

Property and equipment, net represents land, building and improvements, fixtures, furniture and equipment which are stated at cost. The cost of additions, alterations, and improvements are capitalized. Expenditures for repairs and maintenance are expensed as incurred.

Depreciation is computed on the straight line basis over the estimated useful lives of the assets (as follows):

Building and improvements	40 years
Furniture, fixtures and equipment	5 – 10 years

Impairment of Long Lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount. Impairment losses are calculated as the difference between the asset’s cost basis and its estimated fair value. Any write-down in basis would represent the new cost. As an impairment analysis is based on estimated amounts, these estimates are subject to change. The Company did not recognize an impairment charge for the three months ended March 31, 2006.

BRE/ST. FRANCIS L.L.C.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Deferred Financing Costs

Deferred financing costs are recorded at cost and amortized over the term of the note payable using the straight line method, which approximates the effective interest method. The Company incurred amortization expense related to deferred financing costs of $112,000 and $108,000 for the three months ended March 31, 2006 and 2005, respectively, which is included in interest expense.

Deferred Leasing Costs

Deferred leasing costs consist of fees and direct costs incurred to initiate and renew operating leases and are amortized on a straight line basis over the related lease term.

Revenue Recognition

Room revenues are recognized when the services have been rendered; these are therefore recognized on a day to day basis.

Revenue from the sale of food and beverages is recognized when the items have been delivered.

Rental revenue is recognized on a straight line basis over the terms of the related leases. Prepaid expenses and other assets include $339,000 at March 31, 2006 of rent recognized on the straight line basis in excess of amounts due from tenants under the terms of the leases.

Allocation of Profits and Losses

Net income (loss) of the Company is allocated among the members in proportion to their respective sharing percentages. Distributions are to be made to members based on their respective sharing percentages.

Advance Deposits

The Company defers advances received for group reservations and weddings. The Company will recognize revenue when occupancy or the event occurs.

Interest Rate Cap Agreement

The Company recognizes derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation.

The Company entered into an interest rate cap agreement on May 2, 2005 with IXIS Financial Products, Inc. with a termination date of June 15, 2007 and a notional amount of $173,000,000. The Company’s interest rate cap agreement provides protection if the one month LIBOR rate exceeds 6.75% and has been classified as trading. Accordingly, the Company has recognized the entire movement in the fair market value of the cap ($3,902 at March 31, 2006) since inception and for the three months ended March 31, 2006 in earnings.

Derivative financial instruments contain an element of risk such that counterparties may be unable to meet the terms of such agreements. The Company minimizes its risk exposure by limiting the counterparties to major banks and investment bankers who meet established credit and capital guidelines.

Marketing and Advertising Expenses

Marketing and advertising costs are expensed as incurred. The Company incurred marketing and advertising costs of $1,778,410 and $1,702,481 for the three months ended March 31, 2006 and 2005, respectively. The amounts are included in other hotel expenses in the accompanying statements of operations.

Concentration of Credit Risk

The Company invests cash primarily in deposits and money market funds with commercial banks. Balances may exceed the maximum coverage provided by the Federal Deposit Insurance Corporation on insured depositor accounts. To date, the Company has not experienced any losses on its invested cash. Management of the Company performs ongoing credit evaluations of its commercial tenants and requires certain of these tenants to provide security deposits. Although these security deposits are insufficient to meet the terminal value of a tenant’s lease obligation, they are a measure of good faith and a source of funds to offset the potential economic costs associated with lost rent and with re-leasing the space.

BRE/ST. FRANCIS L.L.C.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Income Taxes

The Company has elected to be taxed as a Partnership and, accordingly, all income tax liabilities flow through to its members. Therefore, no federal or state income tax provision is provided in the accompanying statements of operations. Each member is responsible for reporting its allocable share of the Company’s income, deductions, gains, losses, and credits.

3.	PROPERTY AND EQUIPMENT

The following summarizes the Company’s investment in property and equipment (in thousands):

March 31, 2006

Land	$70,885
Building	134,318
Building improvements	12,606
Furniture, fixtures and equipment	79,092
Improvements in progress	2,629

Total property and equipment	299,530
Less accumulated depreciation	(73,517)

Net property and equipment	$226,013

BRE/ST. FRANCIS L.L.C.

NOTES TO UNAUDITED FINANCIAL STATEMENTS – (Continued)

4.	NOTES PAYABLE

As of December 31, 2001, the Company had a mortgage loan with Bank of America (BOA) with an original principal amount of $177 million. The loan bore interest at LIBOR plus 2.64% basis points payable monthly through May 1, 2003. The loan required monthly payments of principal based upon the original principal of $177 million, amortized monthly over a 25 year period at an interest rate of 9.25%. The loan was secured by a deed of trust on the Property, a security agreement, and assignment of rents and leases to the lender.

On November 1, 2002, the Company refinanced its loan with BOA, reducing the original principal balance from $177 million to $160 million. After refinancing, the loan bore interest at LIBOR plus 1.98%, with interest only payable monthly through November 1, 2004 (“Maturity Date”). The Company had the option to extend the Maturity Date of the loan for three 12 month periods subject to the terms defined. In November 2004, the Company extended the loan through the initial extension period of November 1, 2005.

In May of 2005, the Company refinanced its loan with BOA. The principal amount was increased from $160 million to $173 million after refinancing. The new loan with BOA bears an interest rate of LIBOR plus 1.04%, with interest only payable through the May 2007 maturity date.

The loan is secured by a deed of trust on the Property, a security agreement, and assignment of rents and leases to the lender.

The effective interest rate on this loan at March 31, 2006 was 5.6%

Pursuant to the loan agreement, no further debt is allowed to be entered into until the principal and unpaid interest has been completely repaid.

The BOA loan provides for Excess Cash Flow, as defined, to be distributed to the Company, subject to certain debt service coverage calculations.

5.	COMMITMENTS AND CONTINGENCIES

Environmental matters

The Company monitors the Property for the presence of hazardous or toxic substances. The Company is not aware of any environmental liability with respect to the Property that would have a materially adverse effect on the financial position, results of operations, or cash flows of the Company. There can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have a materially adverse effect on the financial position, results of operations, or cash flows of the Company.

General uninsured losses

The Company carries comprehensive liability, fire, flood, and environmental insurance with policy specifications, limits and deductibles customarily carried for similar properties. There are, however, certain types of extraordinary losses that may be either uninsurable or not economically insurable. Should an uninsured loss occur, the Company could lose its investment in, and anticipated profits and cash flows from the Property.

BRE/ST. FRANCIS L.L.C.

NOTES TO UNAUDITED FINANCIAL STATEMENTS – (Continued)

6.	TRANSACTIONS WITH THE MANAGEMENT COMPANY

On April 26, 2001 (commencement of operations), the Company entered into an assignment and assumption of the Agreement with the former owner of the Property, the Westin St. Francis L.P. Pursuant to the Agreement, the Company pays an affiliate of the Starwood Group (the “Management Company”), a base hotel management fee of 3.5% of Gross Revenues, as defined, and an incentive management fee equal to 20% of EBITDA, as defined, after deduction of capital and other expenditures. Further, the Company pays a marketing fee equal to 1.5% of Gross Revenues and a reservation fee equal to 0.80% of room revenues to the Management Company.

The payment of the incentive management fee to the Management Company is subordinate to debt service (principal and interest), payment of all capital expenditures, and the members receiving a $9,236,394 preferred return. The unpaid incentive management fees accrue without interest but are due upon the sale of the Property. For the three months ended March 31, 2006, the Company incurred incentive management fees of $1,400,474. At March 31, 2006, the unpaid incentive management fees were $16,763,000 and are included in subordinated incentive fees.

Amounts payable to the Management Company are included in due to affiliate and other related parties.

7.	TRANSACTIONS WITH RELATED PARTIES

During 2000, the Company paid a financing cost of $405,369 for a loan on behalf of one of the members. Additionally, during 2002, the Company paid a financing cost of $45,051 on behalf of one of the members. The amounts are non-interest bearing and were unpaid at March 31, 2006, respectively, and are included in due from affiliate and other related parties.

On February 19, 2004, the Company made an interest bearing loan to an executive chef of the Hotel for an amount of $180,000 to assist the executive chef in setting up a theme restaurant located inside the Hotel. Interest accrues at the lower of LIBOR plus 1.0% (approximately 5.86% at March 31, 2006) or the maximum rate allowed by law, and is compounded annually. The principal balance, including all accrued interest, is due on November 19, 2008.

8.	SUBSEQUENT EVENTS

On June 1, 2006 the Company sold the Hotel to a subsidiary of Strategic Hotels & Resorts, Inc. for cash of $440,000,000. Simultaneously, the Company used a portion of the proceeds to repay the loan payable balance.